Exhibit 10.38=

VRB ENERGY INC.
(formerly JD Holding Inc.)
STOCK OPTION PLAN

1.PURPOSE

The purpose of this Stock Option Plan (the “Plan”) is to provide VRB Energy Inc. (“VRB”) and its subsidiaries, present and future, with the means to encourage, attract, retain and motivate certain Eligible Participants by granting such Eligible Participants stock options to purchase common shares (“Common Shares”) in VRB’s capital thus giving them an on-going proprietary interest in VRB.

2.DEFINITIONS

Unless otherwise defined herein, the following terms have the following meanings:
“Board” means the board of directors of VRB, and, where applicable, includes the Remuneration committee of the board of directors authorized to administer this Plan pursuant to section 3(a).
“Consultant” shall mean an individual (other than an Employee or a Director of VRB) or company that:

(a)is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to VRB or to an affiliate of VRB, other than services provided in relation to a distribution of securities;
(b)provides the services under a written contract between VRB or an affiliate and the individual or the company, as the case may be;
(c)in the reasonable opinion of VRB, spends or will spend a significant amount of time and attention on the affairs and business of VRB or an affiliate of VRB; and

(d)has a relationship with VRB or an affiliate of VRB that enables the individual to be knowledgeable about the business and affairs of VRB.
“Director” means a director or Management Company Employee of VRB, or a director, senior officer or Management Company Employee of any of the subsidiaries of VRB.
“Eligible Participant” means a Director, Employee, Officer or Consultant of VRB or of a subsidiary. “Employee” shall mean:
(1)an individual who is considered an employee of VRB or a subsidiary (and for whom income tax and other employment related deductions must be made at source);
(2)an individual who works full-time for VRB or a subsidiary providing services normally provided by an employee and who is subject to the same control and direction by VRB or a subsidiary over the details and methods of work as an employee of VRB or a subsidiary, but for whom income tax deductions are not made at source;

(3)an officer of the VRB, having been so duly appointed by the Board by resolution; or
(4)an individual who works for VRB or a subsidiary on a continuing and regular basis for a minimum amount of 20 hours per week providing services normally provided by an employee and who is subject to the same control and direction by VRB or a subsidiary over the details and methods of work as an employee of VRB or a subsidiary, but for whom income tax deductions are not made at source.
“Fair Market Value” shall mean such value of the Common Shares as the Board, acting in good faith shall determine.

“Issued Common Shares” shall mean that number of Common Shares issued and outstanding, on a non-diluted basis, at any point in time.
“Management Company Employee” shall mean an individual employed by a Person providing management services to VRB or a subsidiary, which are required for the ongoing successful operation of the business enterprise of VRB.

“Person” means a company or an individual.

3.ADMINISTRATION

(a)This Plan shall be administered by the Board, or the Remuneration Committee of the Board (the “Committee”) which may take any action in administering this Plan by means of consent resolution or majority vote of the Committee members. Without limiting the generality of the foregoing, where a Committee has been appointed by the Board to administer this Plan pursuant to a general resolution passed by the Board, such Committee has authority to:

(i)grant to Eligible Participants up to the number of options specified by the Board in the resolution appointing the Committee or in any other subsequent resolution(s) of the Board, the whole on the terms set out in such resolution(s);
(ii)exercise rights reserved to VRB under this Plan;

(iii)determine vesting terms and conditions for options granted under this Plan in accordance with the terms and conditions of this Plan; and

(iv)make all other determinations and take all other actions as it considers necessary or advisable for implementation and administration of this Plan.
(b)The interpretation, construction and application of this Plan shall be made by the Board and shall be final and binding on all holders of options granted under this Plan and all persons eligible to participate under the provisions of this Plan.
(c)No member of the Board or Committee shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of this Plan or any options granted under it.

4.COMMON SHARES SUBJECT TO THE PLAN

(a)Subject to subsection 4(b), the maximum number of Common Shares which may be issued under options granted under this Plan, from time to time, together with Common Shares reserved for issuance under all other security based compensation arrangements of VRB, shall be equal to 10% of the Issued Common Shares at the time of grant. Under this Plan, the total number of Common Shares issuable will be calculated as needed, from time to time.

(b)The following limitations apply to grants of options under this Plan:
(i)the aggregate number of options granted to any one Person (and companies wholly owned by that Person) in a 12 month period must not exceed 5% of the Issued Common Shares, calculated on the date an option is granted to the Person;

(ii)the number of Common Shares which may be issued under this Plan, together with Common Shares reserved for issuance under all other security based compensation arrangements of VRB, shall not exceed 10% of the Issued Common Shares.

(c)Common Shares in respect of which an option is granted under this Plan but not exercised prior to the termination of such option, due to the expiration, termination or lapse of such option or otherwise, shall be available for options to be granted thereafter pursuant to the provisions of this Plan. All Common Shares issued pursuant to the exercise of the options granted under this Plan shall be so issued as fully paid and non- assessable Common Shares.

(d)This Plan is an “evergreen” plan and, accordingly, any exercise of options will, subject to the overall limit provided for at subsection 4(a) above, make new grants available hereunder effectively resulting in a reloading of the number of options available to grant hereunder. In addition, options that have been cancelled, terminated or not exercised, may continue to be issuable under this Plan as new grants of options made in compliance with this Plan.
5.ELIGIBILITY AND GRANT OF OPTIONS

(a)Options shall be granted only to those who are Eligible Participants at the time of the grant.

(b)Subject to the foregoing, the Board shall have full and final authority to determine the Eligible Participants who are to be allocated and granted options under this Plan and the number of Common Shares subject to each option grant. Subject to section 13, stock options granted under this Plan shall be for the purchase of Common Shares only, and for no other security.

(c)Unless limited by the terms of this Plan or any regulatory or stock exchange requirement, the Board shall have full and final authority to determine the terms and conditions attached to any grant of options under this Plan.
(d)VRB may only grant options pursuant to resolutions of the Board.

(e)In determining options to be granted to Eligible Participants, the Board shall give due consideration to the value of each such Eligible Participant’s present and potential contribution to the success of VRB.

(f)For options granted to Employees, Consultants or Management Company Employees, VRB and the Eligible Participant are responsible for ensuring and confirming that the Eligible Participant is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

(g)The Board shall complete and file, in accordance with applicable law, or shall cause to be completed and filed, all notices, reports, filings or other documentation required by applicable law, regulatory requirement or stock exchange rule, in connection with a grant of options or an issuance or purchase of Common Shares thereunder.
6.PRICE

(a)The option exercise price per Common Share that is subject of any option shall be fixed by the Board when such option is granted.
(b)The option exercise price per Common Shares shall be the Fair Market Value of the Common Shares of VRB, or such other price as may be determined by the Board.

(c)The option price per share will be expressed in United States dollars.
7.PERIOD OF OPTION AND RIGHTS TO EXERCISE

(a)Subject to the provisions of this section 7 and sections 8 and 9 below, options will be exercisable in whole or in part, and from time to time, at any time following the date of grant and prior to the expiry of their term.

(b)Options shall not be granted for a term exceeding ten years.

(c)Subject to the Board’s sole discretion in modifying the vesting of options, from time to time, options granted shall vest, and become exercisable, upon and subject to such terms, conditions and limitations as contained herein and otherwise as the Board may from time to time determine with respect to each option.
(d)The Common Shares to be purchased upon each exercise of an option shall be paid for in full in cash by the Eligible Participant at the time of exercise.
(e)Except as provided in paragraph 8 and 9 below, no option which is held by an Eligible Participant may be exercised unless the Eligible Participant is then an Eligible Participant, and in the case of an Employee, the Employee has been continually employed by VRB since the date of the grant of the option, but provided that an authorized absence of leave shall not be considered an interruption of employment for purposes of this Plan.
8.CESSATION OF PROVISION OF SERVICES

(a)Death of an Eligible Participant. In the event of the death of a Eligible Participant during the term of the Eligible Participant’s option, the option theretofore granted to the Eligible Participant shall be exercisable within, but only within, the period of one year next succeeding the Eligible Participant’s death, and in no event after the expiry date of the option. Before expiry of an option under this paragraph 8(a), the Board shall notify the Eligible Participant’s representative in writing of such expiry no less than twenty (20) days prior to its expiry.

(b)Termination of Employment or Office. Subject to the discretion of the Board to determine otherwise (which for these purposes does not include a reference to a Committee), and this section 8, if any Eligible Participant shall cease to be an Eligible Participant of, or to, VRB, for any reason, other than for cause or death, he or she may exercise any vested option issued under this Plan that is then exercisable, but only within the period that is 30 days from the date that he or she ceases to be an Eligible Participant. Options shall no longer continue to vest during such 30-day period. In the event that an Eligible Participant ceases to be an Eligible Participant because of termination for cause, the options of the Eligible Participant not exercised at such time shall immediately be cancelled on the date of such termination and be of no further force or effect whatsoever notwithstanding anything to the contrary in this Plan.

(c)Other. If any Eligible Participant shall cease to be an Eligible Participant for any reason other than provided for in this section 8, the options of the Eligible Participant not exercised at such time shall immediately be cancelled and be of no further force or effect whatsoever.
9.EXTENSION OF OPTION

In addition to the provisions of section 8, the Board may extend the period of time within which an option held by a deceased Eligible Participant may be exercised or within which an option may be exercised by an Eligible Participant who has ceased to be an Eligible Participant but such an extension shall not be granted beyond the original expiry date of the option.
10.NON-TRANSFERABILITY OF OPTION

Subject to applicable law, no option granted under this Plan shall be assignable or transferable except by will or by the laws of descent and distribution, and such option shall be exercisable, during a Eligible Participant’s lifetime, only by the Eligible Participant (subject to subsection 8(a)).
11.AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time, alter or amend this Plan; provided, however, that, except as provided in subsection 12(b), no such action shall, without the consent of an Eligible Participant, adversely affect the rights of any Eligible Participant with respect to options previously granted hereunder including, but not limited to causing any adverse tax consequences. Any amendment approved by the Board which the Board determines is of a scope that requires shareholder approval under any applicable law, rule or regulation shall be subject to obtaining such shareholder approval. With the consent of the Eligible Participant affected, the Board may amend outstanding options granted in a manner which may be adverse to the Eligible Participant but which is not inconsistent with the Plan. In the discretion of the Board, the terms relating to outstanding options granted may be amended by the Board in a manner which is not adverse to the Eligible Participant.
12.EVIDENCE OF OPTIONS

Following the grant of an option in accordance with this Plan, VRB shall forward to such Eligible Participant, a Notice of Grant (the “Notice”) substantially in the form established by VRB from time to time as may be applicable, which Notice shall evidence the grant of the option under this Plan. VRB shall also forward to the Eligible Participant, in addition to the Notice, a copy of this Plan (on the first grant of an option) and any other documentation that may be required by applicable law, stock exchange or regulatory requirements.
13.EXERCISE OF OPTION

(a)An option may be exercised from time to time by delivering to VRB at its head office, a written notice of exercise specifying the number of Common Shares with respect to which the option is being exercised and accompanied by payment for the full amount of the purchase price of the Common Shares then being purchased.

(b)Upon receipt of the written notice and appropriate payment, an officer of VRB shall cause the recording into its Register of Members, of the issuance of the purchased Common Shares in the name of the Eligible Participant or such other name as may otherwise be directed in writing by the Eligible Participant.

(c)It is the responsibility of the Eligible Participant to ensure that they adhere to tax legislation in their jurisdiction regarding the reporting of benefits derived from the exercise of options.

(d)In the event any taxation authority should reassess VRB or a subsidiary or affiliate for failure to have withheld income tax, or other similar payments from the Eligible Participant, pursuant to the provisions herein, the Eligible Participant shall reimburse and save harmless VRB, the subsidiary or affiliate for the entire amount assessed, including penalties, interest and other charges.
14.SHARE APPRECIATION RIGHT

An Eligible Participant may, subject to certain conditions and Board approval, have the right (the "Right"), when entitled to exercise an option, to terminate such option in whole or in part (the "Terminated Option") by notice in writing to VRB and, in lieu of receiving the Common Shares to which the Terminated Option relates, to receive the number of Common Shares, disregarding fractions, which is equal to the quotient obtained by:

(a)subtracting the option exercise price per Common Share from the Fair Market Value per Common Share on the day immediately prior to the exercise of the Right and multiplying the remainder by the number of options; and
(b)dividing the product obtained under subsection 12.(a) by the Fair Market Value per Common Share on the day immediately prior to the exercise of the Right.

If a Right is granted in connection with an option, it is exercisable only to the extent and on the same conditions that the related option is exercisable.

15.ADJUSTMENTS IN SHARES SUBJECT TO THE PLAN

(a)Adjustment. Subject to this section 13, the aggregate number and kind of shares or other securities available or issuable under this Plan shall be appropriately and equitably adjusted in the event of an arrangement, reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares or other securities of VRB. The options granted under this Plan may contain such provisions as the Board may determine with respect to adjustments to be made in the number and kind of shares covered by such options and in the option price in the event of any such change.

(b)Effect of Take-Over Bid. If a bona fide offer (the “Offer”) for Common Shares is made to a Eligible Participant or to shareholders generally or to a class of shareholders which includes a Eligible Participant, which Offer, if accepted in whole or in part, would result in the offeror exercising control over VRB, then VRB shall, if instructed by the Board in its sole discretion, notify each Eligible Participant of the full particulars of the Offer. The Board will have the sole discretion to amend, abridge or otherwise eliminate any vesting terms, conditions or schedule so that despite the other terms of this Plan, any options granted under this Plan may be exercised in whole or in part by Eligible Participants so as to permit Eligible Participants to tender the Common Shares received upon the exercise of options (the “Optioned Shares”) pursuant to the Offer.

If:

(i)the Offer is not complied with within the time specified therein;

(ii)the Eligible Participant does not tender the Optioned Shares pursuant to the Offer; or
(ii)all of the Optioned Shares tendered by the Eligible Participant pursuant to the Offer are not taken up and paid for by the offeror in respect thereof;

then, at the discretion of the Board, the Optioned Shares or, in the case of clause (iii) above, the Optioned Shares that are not taken up and paid for, shall be returned by the Eligible Participant and reinstated as authorized but unissued Common Shares and the terms of the option as set forth in this Plan and the Notice shall again apply to the Option. If any Optioned Shares are returned to VRB under this Section, VRB shall refund the exercise price to the Eligible Participant for such Optioned Shares.

(c)Effect of Reorganization, Amalgamation, Merger, etc. If there is a consolidation, reorganization, merger, amalgamation or statutory amalgamation or arrangement of VRB with or into another corporation, a separation of the business of VRB into two or more entities or a transfer of all or substantially all of the assets of VRB to another entity, at the discretion of the Board, upon the exercise of an option under this Plan, the holder thereof shall be entitled to receive any securities, property or cash which the Eligible Participant would have received upon such consolidation, reorganization, merger, amalgamation, statutory amalgamation or arrangement, separation or transfer if the Eligible Participant had exercised his option immediately prior to the applicable record date or event, as applicable, and the exercise price shall be adjusted as applicable by the Board, unless the Board otherwise determines the basis upon which such option shall be exercisable, and any such adjustments shall be binding for all purposes of this Plan. Notwithstanding any other term of this Plan, the Board has the sole discretion to amend, abridge or eliminate any vesting terms, conditions or schedule or to otherwise amend the conditions of exercise so that any such option may be exercised in whole or in part by the Eligible Participant so as to entitle the Eligible Participant to receive any securities, property or cash which the Eligible Participant would have received upon such consolidation, reorganization, merger, amalgamation, statutory amalgamation or arrangement, separation or transfer if the Eligible Participant had exercised his Option immediately prior to the applicable record date or event.

16.RIGHTS PRIOR TO EXERCISE

An Eligible Participant shall have no rights whatsoever as a shareholder in respect of any Common Shares (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of Common Shares in respect of which the Eligible Participant shall have exercised the option to purchase hereunder and which the Eligible Participant shall have actually taken up and paid for in full. For greater certainty a holder of an option under this Plan shall not be permitted to vote on any arrangement of VRB proposed to the holders of Common Shares of VRB.
17.NO CONTINUED SERVICE

The granting of an option to an Eligible Participant under this Plan shall not impose upon the VRB, any subsidiary or any affiliate any obligation whatsoever to retain the Eligible Participant as a service provider of such entity.
18.GOVERNING LAW

This Plan shall be construed in accordance with and be governed by the laws of the Province of British Columbia, Canada.
19.EXPIRY OF OPTION

On the expiry date of any option granted under this Plan, and subject to any extension of such expiry date permitted in accordance with this Plan, such option shall forthwith expire and terminate and be of no further force or effect whatsoever, or as to the Common Shares in respect of which the option has not been exercised.
20.EFFECTIVE DATE OF THE PLAN

This Plan becomes immediately effective on the date that the approval of a majority of the Board of Directors is received.

21.APPROVAL

This Plan was duly approved by the Board on November 7, 2017.